Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet as of September 30, 2025 and statements of operations for the nine months ended September 30, 2025 and year ended December 31, 2024, based upon the combined historical financial statements of Tivic Health Systems, Inc. (“Tivic” or the “Company”), and Scorpius Holdings, Inc. (“Scorpius”) after giving effect to the asset acquisition (the “Acquisition”) by Tivic of the assets of Scorpius and unaudited pro forma adjustments described in the accompanying notes.

The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of Tivic and Scorpius. The unaudited pro forma condensed combined financial information is presented as if the Acquisition had been completed on January 1, 2025 with respect to the unaudited pro forma condensed combined balance sheet as of September 30, 2025 and as of January 1, 2024 with respect to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024 and the nine month period ended September 30, 2025.

The historical consolidated financial information has been adjusted to give effect to pro forma adjustments that are factually supportable, directly attributable to the Acquisition, and expected to have continuing impact to the statement of operations.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	Tivic’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2024, as contained in its Annual Report on Form 10-K filed on March 21, 2025 with the United States Securities and Exchange Commission (the “SEC”).

•	Tivic’s unaudited condensed consolidated financial statements and accompanying notes as of and for the nine months period ended September 30, 2025, as contained in its Quarterly Report on Form 10-Q filed on November 14, 2025 with the SEC.

•	Scorpius’s audited financial statements as of and for the year ended December 31, 2024, contained elsewhere in this filing under exhibit 99.1.

•	Scorpius’s unaudited condensed consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2025, contained elsewhere in this filing under exhibit 99.2.

•	The other information contained in or incorporated by reference into this filing.

Additional information about the basis of presentation of this information is provided in Note 1 hereto.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The Company has accounted for the Acquisition of Scorpius using the acquisition method of accounting, in accordance with FASB Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations” (“ASC 805”). The Company determined the Acquisition constitutes an acquisition of a business combination accordingly, the preliminary purchase price as it relates to Scorpius was allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimates of fair value. The determination of the final fair values is dependent upon valuations as of the Acquisition Date and the final adjustments to the purchase price, which when they occur may result in an adjustment to the value of the acquired assets reflected in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been completed as of the date set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the Acquisition or any integration costs. The unaudited pro forma condensed combined statements of operations do not reflect certain amounts resulting from the transaction that were determined to be of a non-recurring nature.

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Description of the Acquisition

On December 9, 2025, the Company, a Delaware corporation, through a newly formed wholly owned subsidiary, Velocity Bioworks, Inc. (“VBI”) entered into an Asset Purchase Agreement (the “APA”) and Secured Party Bill of Sale (the “Bill of Sale”) with 3i, LP (“3i”), in its capacity as collateral agent (“Collateral Agent”) of Scorpius Holdings, Inc. pursuant to which, VBI acquired all of personal property and assets (collectively, the “Acquired Assets”), but assumed no liabilities in respect to the period prior to the Closing Date (as defined below) of Scorpius, in a public sale pursuant to Article 9 of the Uniform Commercial Code (“Article 9”). In October 2025, as a result of Scorpius’ default under certain secured notes and related security agreements, the Collateral Agent exercised its rights and remedies with respect to certain collateral of Scorpius and its affiliate guarantors, including the Acquired Assets, and determined to sell such collateral in a public auction pursuant to Article 9, at which auction the Company submitted the winning bid. The Acquired Assets include, without limitation, facilities, equipment, inventory, contract rights, IT systems, software, files, records, documents, intellectual property, and goodwill related to Scorpius’ contract development and manufacturing organization (“CDMO”) business. As disclosed previously, back in May 2025 the Company engaged Scorpius to serve as the primary U.S. manufacturer for the Company’s late-stage TLR5 agonist, Entolimod, for the treatment of acute radiation syndrome.

The Acquisition closed on December 10, 2025 (the “Closing Date”). As a result of VBI’s acquisition of the Acquired Assets, all manufacturing and related services previously provided by Scorpius to the Company through its CDMO business will be completed in-house and the Company intends to expand its business operations to provide similar services to other clients in the future.

Pursuant to the APA, as consideration for the Acquired Assets, the Company (on behalf of VBI) paid the Collateral Agent $16,253,147 in cash at closing of the Acquisition.

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TIVIC HEALTH SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2025

(In thousands)

	Tivic	Scorpius	Adjustment	Note	Total
ASSETS
Current assets
Cash and cash equivalents	$3,450	$582	$(582)	A, H	$3,450
Short-term investments	–	19	(19)	A	–
Accounts receivable, net	19	180	(180)	A, H	19
Inventory, net	4	203	(203)	A	4
Prepaid expenses and other current assets	267	1,138	(949)	A, C	456
Total current assets	3,740	2,122	(1,933)		3,929
Property and equipment, net	12	8,404	(760)	A, C	7,656
Deferred offering costs	211	–	–		211
Right of use asset	–	10,149	(10,149)	A	–
Goodwill	–	–	8,420	C	8,420
Licensed technology	2,243	–	–		2,243
Other assets	23	96	(96)	A	23
Total assets	$6,229	$20,771	$(4,518)		$22,482

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$465	$5087	$(5,087)	A	$465
Deferred revenue	–	1,619	(1,619)	A	–
Lease liabilities, current	–	1,337	(1,337)	A	–
Debt - related party	–	11,272	(11,272)	A	–
Other accrued expenses	173	2,881	(2,881)	A	173
Total current liabilities	638	22,196	(22,196)		638
Lease liabilities, noncurrent	–	5,508	(5,508)	A	–
Convertible debt	–	–	16,253	E	16,253
Warrant liability		46	(46)	A	–
Total liabilities	638	27,750	(11,497)		16,891
Commitments and contingencies (Note 8)
Stockholders’ equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 3,984 shares issued and outstanding at September 30, 2025	–	–	–		–
Common stock, $0.0001 par value, 200,000,000 shares authorized; 1,662,921 shares issued and outstanding at September 30, 2025	2	12	(12)	B	2
Additional paid in capital	55,206	301,509	(301,509)	B	55,206
Other comprehensive income	–	107	(107)	B	–
Accumulated deficit	(49,617)	(302,958)	302,958	B	(49,617)
Total stockholders’ equity	5,591	(1,330)	1,330		5,591
Non-controlling interest	–	(5,649)	5,649	B	–
Total liabilities and stockholders’ equity	$6,229	$20,771	$(4,518)		$22,482

See notes to unaudited pro forma condensed combined financial statements.

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TIVIC HEALTH SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2025

(In thousands, except for share amounts)

	Tivic	Scorpius	Adjustment	Note	Total
Revenue	$302	$670	$(403)	H	$569
Cost of sales	343	735	–	F	1,078
Gross profit (loss)	(41)	(65)	(403)		(509)
Operating expenses:
Research and development	1,848	8,424	(1,688)	D	8,584
Selling, general and administrative	1,020	9,347	(172)	D, F	10,195
Loss on lease assignment and termination	–	5,733	–		5,733
Loss on disposal of property and equipment	3,014	723	–		3,737
Total operating expenses	5,882	24,227	(1,860)		28,249
Loss from operations	(5,923)	(24,292)	1,457		(28,758)
Other income (expense):
Interest expense, net	11	(573)	(34)	E	(596)
Loss on settlement of related party receivable	(117)	(780)	780	G	(117)
Loss on extinguishment of warrant liability	–	(279)	279	G	–
Change in fair value of warrant liability	–	2,331	(2,331)	G	–
Change in fair value of related party receivable	–	230	(230)	G	–
Loss on debt extinguishment	–	(2,647)	2,647	G	–
Change in fair value of non-convertible promissory notes, related party	–	1,300	(1,300)	G	–
Change in fair value of convertible promissory notes, related party	–	7,791	(7,791)	G	–
Other income (expense):	–	112	–		112
Total other income (expense)	(106)	7,485	(7,980)		(601)
Net loss	$(6,029)	$(16,807)	$(6,523)		$(29,359)
Net loss - non-controlling interest	–	(1,027)	1,027		–
Net loss attributable to Scorpius Holdings, Inc.	$(6,029)	$(15,780)	$(7,550)		$(29,359)

Net loss per share attributed to common stockholders - basic and diluted	$(6.49)	$(0.41)	$–		$(31.60)
Weighted-average number of shares - basic and diluted	928,971	38,667,703	(38,667,703)	B	928,971

Comprehensive loss	$(6,029)	$(16,807)	$(6,523)		$(29,359)
Unrealized gain on foreign currency translation	–	(117)	117	B	–
Net loss attributable to Scorpius Holdings, Inc.	$–	$(16,924)	(6,406)		$(23,330)
Net loss - non-controlling interest	–	(1,027)	1,027	B	–
Net loss attributable to Scorpius Holdings, Inc.	$–	$(15,897)	$(7,433)		$(23,330)

See notes to unaudited pro forma condensed combined financial statements.

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TIVIC HEALTH SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2024

(In thousands, except for share amounts)

	Tivic	Scorpius	Adjustment	Note	Total
Revenue	$780	$6,243	$–		$7,023
Cost of sales	778	3,196	–	F	3,974
Gross profit (loss)	2	3,047	–		3,049
Operating expenses:
Research and development	1,313	14,327	(2,250)	D	13,390
Selling, general and administrative	4,350	21,571	(229)	D, F	25,692
Loss on lease assignment and termination	–	1,939	–		1,939
Change in fair value of contingent earn-out receivable, related party	–	(1,190)	–		(1,190)
Total operating expenses	5,663	36,647	(2,479)		39,831
Loss from operations	(5,661)	(33,600)	2,479		(36,782)
Other income (expense):
Interest expense, net	6	(931)	140	E	(785)
Unrealized gain on short-term investments	–	1	–		1
Change in fair value of warrant liability	–	470	(470)	G	–
Change in fair value of related party receivable	–	(330)	330	G	–
Loss on debt extinguishment	–	(560)	560	G	–
Change in fair value of non-convertible promissory notes, related party	–	(19)	19	G	–
Change in fair value of convertible promissory notes, related party	–	281	(281)	G	–
Other income (expense):	–	360	–		360
Total other income (expense)	6	(728)	298		(424)
Net loss	$(5,655)	$(34,328)	$2,777		$(37,206)
Net loss - non-controlling interest	–	(1,520)	1,520		–
Net loss attributable to Scorpius Holdings, Inc.	$(5,655)	$(32,808)	$1,257		$(37,206)

Net loss per share attributed to common stockholders - basic and diluted	$19.68	$(13.04)			$(129.31)
Weighted-average number of shares - basic and diluted	287,730	2,515,742	(2,515,742)	B	287,730

Comprehensive loss	$(5,655)	$(34,328)	$2,777		$(37,206)
Unrealized gain on foreign currency translation	–	175	(175)	B	–
Net loss attributable to Scorpius Holdings, Inc.	$–	$(34,153)	$2,602		$(31,551)
Net loss - non-controlling interest	–	(1,520)	1,520	B	–
Net loss attributable to Scorpius Holdings, Inc.	$–	$(32,633)	$1,082		$(31,551)

See notes to unaudited pro forma condensed combined financial statements.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission (“SEC”) and are intended to show how the transaction might have affected the historical financial statements. The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of Tivic and Scorpius. The unaudited pro forma condensed combined financial information is presented as if the Acquisition had been completed on January 1, 2025 with respect to the unaudited pro forma condensed combined balance sheet as of September 30, 2025 and as of January 1, 2024 with respect to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024 and the nine month period ended September 30, 2025. The unaudited pro forma condensed combined financial statements have also been adjusted to give effect to pro forma events that are directly attributable to the Acquisition, factually supportable and expected to have a continuing impact on the combined results.

Tivic’s combined financial information has been prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) as issued by the Financial Accounting Standards Board (“FASB”). Scorpius’s financial information has been historically prepared in accordance with GAAP.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the Acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the Acquisition. To the extent there are significant changes to the combined company’s business following completion of the transaction, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly.

The Company has accounted for the Acquisition of Scorpius using the acquisition method of accounting, in accordance with FASB Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations” (“ASC 805”). The Company determined the Acquisition constituted a business combination.

The Company has determined the Acquisition meets the definition of an acquisition of a business as defined in Rule 8-04 of Regulation S-X of the Securities Exchange Commission (“SEC”). The accompanying unaudited pro forma condensed combined financial information was prepared for the purpose of complying with Rule 8-04 of Regulation S-X of the SEC and for inclusion in the Company’s filings with the SEC.

For purposes of estimating the fair value of assets acquired as reflected in the unaudited pro forma condensed combined financial statements, in accordance with the applicable accounting guidance, the Company established a framework for measuring fair values. The applicable accounting guidance defines fair value as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal or most advantageous market for the asset or liability. Additionally, under the applicable accounting guidance, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, the Company may be required to value assets of Scorpius at fair value measures that do not reflect the Company’s intended use of those assets. Use of different estimates and judgments could yield different results.

Pro forma adjustments reflected in the unaudited pro forma condensed combined statements of operations are based on items that are factually supportable, directly attributable to the Acquisition and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the Acquisition, including potential synergies that may be generated in future periods. To the extent there are significant changes to the combined company’s business following completion of the transaction, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly.

2. Accounting Policies

The unaudited pro forma condensed combined financial statements do not reflect any differences in accounting policies. Tivic has completed the review of Scorpius’s accounting policies and has concluded that differences between the accounting policies of the two companies are not material.

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3. Consideration Transferred

In consideration of the interests, the Company delivered cash at closing of $16,253,147 to the Collateral Agent of Scorpius per the terms of the APA. As part of the Acquisition, the Company issued a senior secured convertible note to 3i in the amount of $16,253,417 with an annual interest rate of 5%.

4. Preliminary Purchase Price Allocation

A summary of the preliminary estimated purchase price allocation is as follows (in thousands):

Description	Fair Value
Assets acquired:
Prepaid expenses and other current assets	$189
Property and equipment	7,644
Goodwill	8,420
Total assets acquired	16,523
Liabilities assumed:
Accrued expenses	–
Total liabilities assumed	–
Net assets acquired	$16,253

5. Pro Forma Adjustments

The unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are based on preliminary estimates that may change as significantly as additional information is obtained, are as follows:

(a)	To eliminate the assets and liabilities of Scorpius Holdings, Inc. which were not acquired by Tivic Health Systems, Inc.

(b)	To reflect the elimination of Scorpius’s common stock, additional paid-in capital, accumulated deficit, non-controlling interest and foreign exchange gain/loss on acquisition.

(c)	To account for the fair value of prepaids, equipment and goodwill acquired as a result of the acquisition. Net book value of property, plant, and equipment of Scorpius has been adjusted to estimated fair value based on a preliminary assessment of the acquired assets. For purposes of determining the impact on the Unaudited Pro Forma Condensed Combined Statements of Income, the estimated fair value adjustment is being depreciated over a weighted-average useful life of approximately 3 years for Computers, furniture and fixtures, 5 years for equipment and 2 years for leasehold improvements.

(d)	To eliminate the historical depreciation expense of $3.2 million and $2.4 million classified with research and development and selling, general and administrative expense for the year ended December 31, 2024 and nine months ended September 30, 2025. To reflect the projected depreciation expense of $1.8 million and $1.4 million within research and development for the year ended December 31, 2024 and the nine months ended September 30, 2025.

(e)	To account for the $16.3 million of convertible debt payable to 3i at an annual interest rate of 5%. In addition, to eliminate the historical interest expense of $953,000 and $575,000 for the year ended December 31, 2024 and nine months ended September 30, 2024. Finally, to reflect the pro forma interest of $813,000 and 609,000 for the year ended December 31, 2024 and nine months ended September 30, 2024 attributable to the convertible debt acquired at the acquisition date.

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(f)	Reclassifications have been made to the historical financial statements of Tivic and Scorpius to account for the following:

A.	Gross profit is shown on the historical financial statements of Scorpius to reflect the presentation of Tivic in its historical presentation.

B.	Sales and Marketing was combined with General and Administrative expenses within the Tivic financial statements to conform to the historical presentation of Scorpius.

(g)	Certain items included in the historical results of Tivic and Scorpius are considered unusual and infrequently occurring within other income (expense), and do not reflect ongoing operating results, as summarized below:

A.	Change in the fair value of warrants attributed to Scorpius was eliminated as the historical warrants were not acquired.

B.	Change in the fair value of related party receivable attributed to Scorpius was eliminated as the historical related party receivable was not acquired.

C.	Loss on debt extinguishment attributed to Scorpius was eliminated as the historical debt was not acquired.

D.	Change in fair value of convertible and non-convertible promissory notes, related party attributed to Scorpius was eliminated as the historical promissory notes were not acquired.

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